Exhibit 31.4
CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
CERTIFICATION
I, Thomas M. Hennigan, certify that:

1.I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended December 31, 2022 of Carlyle Secured Lending, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

 Date: August 10, 2023

/s/ Thomas M. Hennigan
Thomas M. Hennigan Chief Financial Officer (Principal Financial Officer)